EXHIBIT 10.1
                                                                    ------------

                                 FIRST AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT


         This First Amendment to Employment Agreement (the "First Amendment") is made the 23rd day of June, 2008, between ThinkEngine Networks, Inc., a Delaware corporation and successor to Cognitronics Corporation (together with any predecessor or successor companies, the "Company"), and Michael Mitchell (the "Employee").

         WHEREAS, the Company previously entered into an Employment Agreement with the Executive dated as of August 16, 2006 (the "Agreement"); and

         WHEREAS, in light of changes to the law concerning severance and deferred compensation, including Internal Revenue Code Section 409A and related Treasury Regulations, the Company and the Employee wish to amend the Agreement by this First Amendment to clarify certain provisions in the event the Employee's employment is involuntarily terminated, and to make other minor, clarifying revisions to the Agreement;

         NOW THEREFORE, the following Sections of the Agreement are hereby amended as follows:

1. Section 5 of the Agreement shall be amended by the addition of the following at the end thereof:

                  "Any such cash bonus shall be paid, if at all, by no later than the end of the applicable 2-1/2 month period. The applicable 2-1/2 month period is the period ending on the 15th day of the third month following the end of the Employee's or the Company's first taxable year in which the right to such cash bonus is no longer subject to a substantial risk of forfeiture, whichever is later."

2. Section 10(b) of the Agreement shall be amended to read in its entirety as follows:

                  "(b) Termination by the Employee for Good Reason. The Employee may terminate his employment and the Term of Employment for "Good Reason," which shall mean a resignation and Separation from Service within less than two years following the initial existence of one or more of the following conditions arising without the Employee's consent:

                           (1) any material reduction of the Employee's duties
                  and significant responsibilities hereunder (not including reasonable changes in title or in corporate structure);

                           (2) a material reduction in the Employee's salary or
                  benefits, other than an across-the-board reduction affecting all members of senior management; or

                           (3) a material breach of this Agreement by the
                  Company;

         provided, in any case, that a prior written notice specifying the reasons within ninety (90) days after the initial existence of the condition and an opportunity to cure such condition (if curable) shall be afforded the Company, and that "Good Reason" shall exist only if the Company shall fail to cure such condition within thirty-one (31) days after its receipt of such prior written notice. In addition, until the Employee's actual Separation from Service the Employee must remain willing

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         and able to continue to perform services in accordance with the terms of this Agreement and not be in breach of the Employee's obligations hereunder."

3. Section 10(e) of the Agreement shall be amended to read in its entirety as follows:

                  "(e) Effect of Termination Without Serious Cause or With Good Reason. If (i) the Company terminates the Term of Employment and the Employee's employment herein without Serious Cause, or (ii) the Employee terminates the Term of Employment and his employment hereunder for Good Reason, and, in either case, under circumstances that constitute an Involuntary Separation from Service with the Company, the Company shall pay the Employee a separation pay benefit equal to six months of the Employee's then-current base salary and will make available a subsidized healthcare coverage benefit, as described below.

                           (1) Payment of the separation pay benefit shall
                  commence as of the Employee's Separation from Service date, and shall continue thereafter in equal fixed installments over a six month period in accordance with the Company's standard payroll procedures then in effect.

                           (2) In the event the value of the separation pay
                  benefit shall exceed two times the lesser of the Employee's annualized compensation or the maximum amount that may be taken into account for qualified plan purposes (in each case, as determined in accordance with Treasury Regulation ss.1.409A-1(b)(9)(iii)(A)), the excess shall not be paid as provided in (1), above, but instead shall be withheld and paid on the first day of the first month after the date that is six months after the Employee's Separation from Service date, without adjustment for the delay in payment.

                           (3) In no event shall separation pay benefits be
                  accelerated, nor shall the Employee be eligible to defer separation pay benefits to a later date.

                           (4) If COBRA continuation coverage under any Company
                  health benefit plan is elected, the Company shall contribute to the cost of such benefits, on the same basis the Company would have contributed to the cost of the coverage had the Employee continued to be an active employee of the Company, for the period of the COBRA coverage or one year, whichever is shorter.

         In addition, the Employee will be entitled to prompt payment of (i) any accrued but unpaid salary and vacation, (ii) any earned but unpaid bonus from a prior fiscal year, and (iii) reimbursement of business expenses incurred prior to the date of termination. Any bonus shall be paid in accordance with Section 5, hereof. In no event shall any other payments described in this paragraph be paid later than the end of the first calendar year following the year in which the Employee's Separation from Service occurs."

4. New Section 10(g) is hereby added to the Agreement to read as follows:

                  "(g) Definitions. For purposes of this Section 10 and Section 11, below, the following definitions shall apply:

                  "Separation from Service" means, generally, a termination of employment with the Company. For purposes of this agreement, Separation from Service shall have the same meaning as such term has for purposes of Internal Revenue Code ss.409A (including Treasury Regulation ss.1.409A-1(h)).

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                  "Involuntary Separation from Service" means a Separation from
         Service due to the independent exercise of the unilateral authority of the Company to terminate the Employee's employment, other than due to the Employee's implicit or explicit request, where the Employee is willing and able to continue employment with the Company. Notwithstanding the foregoing, a termination for Good Reason may constitute an Involuntary Separation from Service. For purposes of this agreement, Involuntary Separation from Service shall have the same meaning as such term has for purposes of Internal Revenue Code ss.409A (including Treasury Regulation ss.1.409A-1(n))."

5. The first paragraph of Section 11(a) of the Agreement shall be amended to read in its entirety as follows:

                  "(a) Effect of Termination. If (i) the Company (or a successor thereto) terminates the Term of Employment and the Employee's employment herein without Serious Cause, or (ii) the Employee terminates the Term of Employment and his employment hereunder for Good Reason, and, in either case, the termination of employment occurs (I) in connection with a Change in Control, (II) no later than the date which is two years after the date on which such Change of Control occurs, and (III) under circumstances that constitute an Involuntary Separation from Service with the Company, the Company shall pay the Employee a separation pay benefit equal to one year of the Employee's then-current base salary and will make available a subsidized healthcare coverage benefit, as described below.

                           (1) Payment of the separation pay benefit shall
                  commence as of the Employee's Separation from Service date, and shall continue thereafter in equal fixed installments over a one year period in accordance with the Company's standard payroll procedures then in effect.

                           (2) In the event the value of the separation pay
                  benefit shall exceed two times the lesser of the Employee's annualized compensation or the maximum amount that may be taken into account for qualified plan purposes (in each case, as determined in accordance with Treasury Regulation ss.1.409A-1(b)(9)(iii)(A)), the excess shall not be paid as provided in (1), above, but instead shall be withheld and paid on the first day of the first month after the date that is six months after the Employee's Separation from Service date, without adjustment for the delay in payment.

                           (3) In no event shall separation pay benefits be
                  accelerated, nor shall the Employee be eligible to defer separation pay benefits to a later date.

                           (4) If COBRA continuation coverage under any Company
                  health benefit plan is elected, the Company shall contribute to the cost of such benefits on the same basis the Company would have contributed to the cost of the coverage had the Employee continued to be an active employee of the Company for the period of the COBRA coverage or one year, whichever is shorter.

         In addition, the Employee will be entitled to prompt payment of (i) any accrued but unpaid salary and vacation, (ii) any earned but unpaid bonus from a prior fiscal year (subject, if applicable, to the terms of any deferred compensation arrangements), and (iii) reimbursement of business expenses incurred prior to the date of termination. Any bonus shall be paid in accordance with Section 5, hereof. In no event shall any other payments described in this paragraph be paid later

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         than the end of the first calendar year following the year in which the Employee's Separation from Service occurs."


6. Except as expressly amended herein, all provisions of the Employment Agreement remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.


                                  THINKENGINE NETWORKS, INC.


                                  By:  /s/ John E. Steinkrauss
                                       --------------------------------
                                       Name: John E. Steinkrauss
                                       Title: Vice President and Chief
                                              Financial Officer


                                       /s/ Michael G. Mitchell
                                       --------------------------------
                                       MICHAEL G. MITCHELL